                                   SUPPLEMENT
                                       TO
                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT


          This Supplement, made this 4th day of April, 1988, by and between Piper Jaffray Investment Trust Inc., a Minnesota corporation (the "Fund"), and Piper Capital Management Incorporated, a Delaware corporation (the "Adviser").

          WHEREAS, the Fund has entered into an Investment Advisory and Management Agreement with the Adviser dated February 19, 1987 (the "Original Agreement") whereby the Fund engaged the Adviser to act as investment adviser for, and to manage the affairs, business and investment of the assets of, five portfolios of the Fund, designated Value Fund, Sector Performance Fund, Balanced Fund, Government Income Fund and Money Market Fund portfolios.

          WHEREAS, pursuant to a resolution of the Board of Directors of the Fund, five additional portfolios of the Fund have been formed, which portfolios have been designated U.S. Government Money Market Fund, Tax-Exempt Money Market Fund, Institutional Investors Income Fund, National Tax-Exempt Fund and Minnesota Tax-Exempt Fund portfolios.

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, the parties hereto agree as follows:

          1. All of the terms, provisions, covenants and agreements set forth in the Original Agreement with respect to Value Fund, Sector Performance Fund, Balanced Fund, Government Income Fund and Money Market Fund portfolios shall apply to U.S. Government Money Market Fund, Tax-Exempt Money Market Fund, Institutional Investors Income Fund, National Tax-Exempt Fund and Minnesota Tax-Exempt Fund portfolios as well, provided that the following table sets forth the fees to be paid pursuant to Section 2 of the Original Agreement with respect to U.S. Government Money Market Fund, Tax-Exempt Money Market Fund, Institutional Investors Income Fund, National Tax-Exempt Fund and Minnesota Tax-Exempt Fund portfolios.



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                                   Per
                                   Annum  Average Net Asset Values
                    Monthly Rate   Rate   of the Portfolio
                    ------------   ----   ----------------

National Tax-Exempt 1/12 of .50%   .50%   On the first $250,000,000
 Fund and Minnesota 1/12 of .45%   .45%   On the next $250,000,000
 Tax-Exempt Fund    1/12 of .40%   .40%   On average net assets over
 portfolios                               $500,000,000

U.S. Government     1/12 of .50%   .50%   On the first $500,000,000
 Money Market Fund  1/12 of .425%  .425%  On the next $250,000,000
 and Tax-Exempt     1/12 of .375%  .375%  On the next $250,000,000
 Money Market Fund  1/12 of .35%   .35%   On the next $500,000,000
 portfolios         1/12 of .325%  .325%  On the next $500,000,000
                    1/12 of .30%   .30%   On the next $500,000,000
                    1/12 of .275%  .275%  On average net assets over
                                          $2,500,000,000
Institutional       1/12 of .30%   .308   On the first $100,000,000
 Investors          1/12 of .25%   .25%   On the next $150,000,000
 Income Fund        1/12 of .20%   .20%   On average net assets over
 portfolio                                $250,000,000

          2.   The effective date of this Supplement shall be April 4, 1988.

          IN WITNESS WHEREOF, the Fund and the Adviser have caused this Supplement to be executed by their duly authorized officers as of the day and year first above written.

                                   PIPER JAFFRAY INVESTMENT
                                     TRUST INC.


                                   By /s/ Edward J. Kohler
                                      ---------------------------------
                                        Its President
                                            ---------------------------



                                   PIPER CAPITAL MANAGEMENT
                                     INCORPORATED


                                   By /s/ Edward J. Kohler
                                      ---------------------------------
                                        Its President
                                            ---------------------------




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